UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2014, TechTarget, Inc. (the “Company”) entered into a Purchase Agreement with TCV V, L.P. (“TCV V”) and TCV Member Fund, L.P. (“TCV Member Fund” and collectively with TCV V, “TCV”) pursuant to which the Company agreed to repurchase from TCV 1,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) for an aggregate price of $9,797,000. The purchase price per share of Common Stock was equal to 97% of the closing price of the Common Stock on the Nasdaq Global Market on December 8, 2014. The repurchase is expected to close on December 10, 2014, subject to satisfaction of customary closing conditions. Jay Hoag, a member of the Company’s board of directors, is a member of the general partner of TCV, which holds more than 5% of the voting securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement dated December 9, 2014, by and among TechTarget, Inc. and TCV V, L.P. and TCV Member Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: December 9, 2014	By:	/s/ Janice Kelliher
Janice Kelliher
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement dated December 9, 2014, by and among TechTarget, Inc. and TCV V, L.P. and TCV Member Fund, L.P.